[MUTUALFIRST FINANCIAL LETTERHEAD]
March 26, 2004

Dear Fellow Stockholder:

          On behalf of the Board of Directors and management of MutualFirst Financial, Inc., we cordially invite you to attend the Annual Meeting of Stockholders of the Company. The meeting will be held at 3:00 p.m., local time, on Wednesday, April 28, 2004, at the Company's main office, located at 110 E. Charles Street, Muncie, Indiana. The Annual Meeting will include management's report to you on the Company's 2003 financial and operating performance.

          An important aspect of the Annual Meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon (1) the election of five directors of the Company and (2) the ratification of the appointment of BKD, LLP as the Company's independent auditors.

          Whether or not you plan to attend the Annual Meeting, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

          Your Board of Directors and management are committed to the success of the Company and the enhancement of the value of your investment. As President, I want to express my appreciation for your confidence and support.

Very truly yours, David W. Heeter President and Chief Executive Officer

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MUTUALFIRST FINANCIAL, INC.
110 E. Charles Street
Muncie, Indiana 47305-2400
(765) 747-2800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 28, 2004

              NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MutualFirst Financial, Inc. will be held as follows:

TIME	3:00 p.m. local time
DATE	Wednesday, April 28, 2004
PLACE	110 E. Charles Street, Muncie, Indiana
ITEMS OF BUSINESS	(1) To elect five directors, four for a term of three years and one for a term of two years.
(2) To ratify the appointment of BKD, LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.
(3) To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.
RECORD DATE	Holders of record of the Company's common stock at the close of business on March 4, 2004 will be entitled to vote at the meeting or any adjournment of the meeting.
ANNUAL REPORT	The Company's Annual Report to Stockholders is enclosed.
PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS David W. Heeter President and Chief Executive Officer

Muncie, Indiana
March 26, 2004

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MUTUALFIRST FINANCIAL, INC.
110 E. Charles Street
Muncie, Indiana 47305-2400
(765) 747-2800
__________________________________

PROXY STATEMENT
__________________________________

ANNUAL MEETING OF STOCKHOLDERS
APRIL 28, 2004

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PROPOSAL 2 -- AUDITORS	21
Appointment of Independent Auditors	21
OTHER MATTERS	22
ADDITIONAL INFORMATION	22
Proxy Solicitation Costs	22
Stockholder Proposals for 2005 Annual Meeting	22
AUDIT/COMPLIANCE COMMITTEE CHARTER	A-1
NOMINATING COMMITTEE CHARTER	B-1

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MUTUALFIRST FINANCIAL, INC.
110 E. Charles Street
Muncie, Indiana 47305-2400
(765) 747-2800
__________________________________
PROXY STATEMENT
__________________________________

INTRODUCTION

             The Board of Directors of MutualFirst Financial, Inc., is using this proxy statement to solicit proxies from the holders of the Company's common stock for use at the upcoming Annual Meeting of Stockholders. The annual meeting will be held on Wednesday, April 28, 2004, at 3:00 p.m., local time, at the Company's main office, located at 110 E. Charles Street, Muncie, Indiana. At the annual meeting, stockholders will be asked to vote on two proposals: (1) the election of five directors of the Company, four to serve for a term of three years and one to serve for a term of two years, and (2) the ratification of the appointment of BKD, LLP as the Company's independent auditors for the fiscal year ending December 31, 2004. These proposals are described in more detail below. Stockholders also will consider any other matters that may properly come before the annual meeting, although the Board of Directors knows of no other business to be presented. Some of the information in this proxy statement relates to Mutual Federal Savings Bank, a wholly owned subsidiary of the Company. Mutual Federal Savings Bank may be referred to from time to time in this proxy statement as the "Bank."

          By submitting your proxy, you authorize the Company's Board of Directors to represent you and vote your shares at the annual meeting in accordance with your instructions. The Board also may vote your shares to adjourn the annual meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the annual meeting.

          The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2003, which includes the Company's audited financial statements, is enclosed. Although the Annual Report is being mailed to stockholders with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated into this proxy statement by reference.

          This proxy statement and the accompanying materials are being mailed to stockholders on or about March 26, 2004.

          Your vote is important. Whether or not you plan to attend the annual meeting, please submit your proxy promptly in the enclosed envelope.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

          At the annual meeting, stockholders will be asked to vote on the following proposals:

Proposal 1.	Election of five directors of the Company, four for a term of three years and one for a term of two years, and
Proposal 2.	Ratification of the appointment of BKD, LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.

The stockholders also will act on any other business that may properly come before the annual meeting. Members of our management team will be present at the annual meeting to respond to your questions.

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Who is entitled to vote?

          The record date for the annual meeting is March 4, 2004. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting. The only class of stock entitled to be voted at the annual meeting is the Company's common stock. Each outstanding share of common stock is entitled to one vote on each matter presented at the annual meeting. At the close of business on the record date, there were 5,225,200 shares of common stock outstanding.

What if my shares are held in "street name" by a broker?

          If your shares are held in "street name" by a broker, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker, your broker will nevertheless be entitled to vote your shares with respect to "discretionary" items, but will not be permitted to vote your shares with respect to "non-discretionary" items. In the case of non-discretionary items, your shares will be treated as "broker non-votes." Whether an item is discretionary is determined by the exchange rules governing your broker. Each of the proposals described in this proxy statement is considered a discretionary item under the Nasdaq Stock Market rules.

What if my shares are held in the Company's Employee Stock Ownership Plan?

          If you are a participant in the Company's Employee Stock Ownership Plan, the plan trustee is required to vote the shares allocated to your account under the plan in accordance with your instructions. If you do not instruct the trustee how to vote your allocated shares, the trustee may vote your allocated shares in its sole discretion. The trustee must vote the unallocated shares in the same proportion as it is instructed to vote the allocated shares. For example, if on a particular proposal the trustee was instructed to vote 60 percent of the allocated shares "FOR," 35 percent of the allocated shares "AGAINST" and five percent of the allocated shares "ABSTAIN," the trustee would vote 60 percent of the unallocated shares "FOR," 35 percent of the unallocated shares "AGAINST" and five percent of the unallocated shares "ABSTAIN."

How many shares must be present to hold the annual meeting?

          A quorum must be present at the annual meeting for any business to be conducted. The presence at the annual meeting, in person or by proxy, of the holders of at least one-third of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the annual meeting.

What if a quorum is not present at the annual meeting?

          If a quorum is not present at the scheduled time of the annual meeting, the stockholders who are represented may adjourn the annual meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. An adjournment will have no effect on the business that may be conducted at the annual meeting.

How do I vote?

          1.    You may vote by mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions.

          2.    You may vote in person at the annual meeting. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting. Note, however, that if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy from the holder of your shares indicating that you were the beneficial owner of those shares on March 4, 2004, the record date for voting at the annual meeting. You are encouraged to vote by proxy prior to the annual meeting even if you plan to attend the meeting.

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Can I change my vote after I submit my proxy?

          Yes, you may revoke your proxy and change your vote at any time before the polls close at the annual meeting by:

•	signing another proxy with a later date;
•	giving written notice of the revocation of your proxy to the Company's Secretary prior to the annual meeting; or
•	voting in person at the annual meeting. Your proxy will not be automatically revoked by your mere attendance at the annual meeting; you must actually vote at the meeting to revoke a prior proxy.

How does the Board of Directors recommend I vote on the proposals?

Your Board of Directors recommends that you vote:

•	FOR the election of the five director nominees to the Board of Directors; and
•	FOR the ratification of the appointment of BKD, LLP as the Company's independent auditors.

What if I do not specify how my shares are to be voted?

          If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the five director nominees to the Board of Directors; and
•	FOR the ratification of the appointment of BKD, LLP as the Company's independent auditors.

Will any other business be conducted at the annual meeting?

          The Board of Directors knows of no other business that will be presented at the annual meeting. If, however, any other proposal properly comes before the stockholders for a vote at the annual meeting, the Board of Directors, as holder of your proxy, will vote your shares in accordance with its best judgment.

How many votes are required to elect the director nominees?

          The affirmative vote of a plurality of the votes cast at the annual meeting is required to elect the nominees as directors. This means that the five director nominees will be elected if they receive more affirmative votes than any other persons nominated for election. No persons have been nominated for election other than the five nominees named in this proxy statement. If you vote "Withheld" with respect to the election of one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

          If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee unless you have withheld authority to vote for the nominee replaced.

How many votes are required to ratify the appointment of the Company's independent auditors?

          The ratification of the appointment of BKD, LLP as the Company's independent auditors requires the affirmative vote of a majority of the votes cast in person or by proxy, at the annual meeting.

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How will abstentions be treated?

          If you abstain from voting, your shares will still be included for purposes of determining whether a quorum is present. Because directors will be elected by a plurality of the votes cast, abstaining is not offered as a voting option for Proposal 1. If you abstain from voting on Proposal 2, the ratification of the appointment of BKD, LLP as the Company's independent auditors, your shares will not be included in the number of shares voting on the proposal and, consequently, your abstention will have no effect on the proposal.

How will broker non-votes be treated?

          Shares treated as broker non-votes on one or more proposals will be included for purposes of calculating the presence of a quorum but will not be counted as votes cast. Consequently, broker non-votes will have no effect on Proposal 1 or Proposal 2. If, as expected, Proposals 1 and 2 are considered "discretionary items," there will be no broker non-votes on these proposals.

STOCK OWNERSHIP

Stock Ownership of Significant Stockholders, Directors and Executive Officers

          The following table shows, as of March 4, 2004, the beneficial ownership of the Company's common stock by:

•	any persons or entities known by management to beneficially own more than five percent of the outstanding shares of Company common stock;
•	each director and director nominee of the Company;
•	each executive officer of the Company and the Bank named in the "Summary Compensation Table" appearing below; and
•	all of the executive officers and directors of the Company and the Bank as a group.

          The address of each of the beneficial owners, except where otherwise indicated, is the same address as the Company's. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of the Company. As of March 4, 2004, there were 5,225,200 shares of Company common stock issued and outstanding.

          Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options held by that person that are currently exercisable or exercisable within 60 days after March 4, 2004, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

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Name of Beneficial Owner	Beneficial Ownership	Percent of Common Stock Outstanding
Significant Stockholders
Mutual Federal Savings Bank Employee Stock Ownership Plan 110 E. Charles Street Muncie, Indiana 47305-2400	460,752(1)	8.8%
Private Capital Management Naples, Florida 34108	515,289(2)	9.9%
Directors and Executive Officers(3)
Wilbur R. Davis, Director and Chairman of the Board	65,500(4)	1.3%
Julie A. Skinner, Director and Vice Chairman of the Board	45,500	*
David W. Heeter, Director, President and Chief Executive Officer	49,304	*
Patrick C. Botts, Director and Executive Vice President	30,615(5)	*
Steven L. Banks, Director and Senior Vice President	55,483	1.1%
R. Donn Roberts, Director	183,884(6)	3.5%
Linn A. Crull, Director	63,500	1.2%
Edward J. Dobrow, Director	65,500	1.2%
William V. Hughes, Director	40,000(7)	*
James D. Rosema, Director	63,500	1.2%
John M. Dalton, Director	67,746(8)	1.3%
Jon R. Marler, Director	26,136	*
Jerry D. McVicker, Director	25,394(9)	*
Steven R. Campbell, Senior Vice President of the Corporate Products and Services Division	32,907	*
Timothy J. McArdle, Senior Vice President, Treasurer	53,394(10)	1.0%
Stephen C. Selby, Senior Vice President of the Operations Division	43,438	*
All executive officers and directors as a group (17 persons)	911,801(11)	16.5%

__________________

(1)	Represents shares held by the Mutual Federal Savings Bank Employee Stock Ownership Plan ("ESOP"), 111,126 of which have been allocated to accounts of the ESOP participants. Shares allocated to ESOP participants are reported as of December 31, 2003. First Bankers Trust Company, N.A., the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to participant accounts. Participants are entitled to instruct the trustee as to the voting of shares allocated to their accounts. For each issue voted upon by the Company's stockholders, the unallocated shares held by the ESOP are voted by the ESOP trustee in the same proportion as the trustee is instructed by participants to vote the allocated shares. Allocated shares as to which the ESOP trustee receives no voting instructions are voted by the trustee in its discretion.
(2)	As reported by Private Capital Management ("PCM") in a statement dated February 13, 2004, on Schedule 13G under the Securities and Exchange Act of 1934. PCM reported shared voting power and shared dispositive power over all shares of common stock in its capacity as an investment advisor.
(3)	Includes shares held directly, as well as shares held jointly with certain family members, shares held in retirement accounts, held in a fiduciary capacity, held by members of the individual's or group member's family, or held by trusts of which the individual or group member is a trustee or substantial beneficiary, with respect to which shares the individual or group member may be deemed to have sole or shared voting and/or investment powers. Included in the shares beneficially owned by the listed individuals are currently exercisable options to purchase shares of MutualFirst common stock as follows:
Mr. Davis - 16,000	Ms. Skinner - 16,000	Mr. Heeter - 20,000	Mr. Botts - 8,000
Mr. Banks - 25,000	Mr. Roberts - 78,300	Mr. Crull - 16,000	Mr. Dobrow - 16,000
Mr. Hughes - 16,000	Mr. Rosema - 16,000	Mr. Marler - 17,912	Mr. McVicker - 4,000
Mr. Campbell - 20,000	Mr. McArdle - 12,690	Mr. Selby - 25,000
(4)	Includes 360 shares of common stock owned by Mr. Botts' spouse.

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(5)	Includes 20,000 shares of common stock owned by Mr. Davis' spouse.
(6)	Includes 50,000 shares of common stock owned by Mr. Roberts' spouse.
(7)	Includes 500 shares of common stock owned by Mr. Hughes' spouse.
(8)	Includes 6,517 shares of common stock owned by Mr. Dalton's spouse.
(9)	Includes 10,000 shares of common stock owned by Mr. McVicker's spouse.
(10)	Includes 20,000 shares of common stock owned by Mr. McArdle's spouse.
(11)	This amount includes 306,902 shares of common stock subject to currently exercisable stock options held by directors and executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's common stock, to report to the SEC their initial ownership of the Company's common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this proxy statement any late filings or failures to file.

          To the Company's knowledge, based solely on its review of the copies of these reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to the Company's executive officers and directors during the fiscal year ended December 31, 2003, were met, except for a filing by Director McVicker. That filing reported a number of transactions that occurred from October 31, 2003, through November 7, 2003, each of which should have been reported within two business days. These transactions were reported in the aggregate on November 12, 2003.

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PROPOSAL 1 - ELECTION OF DIRECTORS

General

          The Company's Board of Directors consists of thirteen directors divided into three classes. Two new positions were added to the Board, effective November 1, 2003, to allow David W. Heeter and Patrick C. Botts to be appointed as directors of the Company. Directors in each class generally are elected to serve for three-year terms that expire in successive years. The term of one of the classes of the Company's directors will expire at the annual meeting. In addition, you are being asked to elect one director, who was appointed to fill a new position on the Board created effective November 1, 2003, for the remaining two years of his term.

Nominees

          The Company has nominated Edward J. Dobrow, Julie A. Skinner, John M. Dalton and David W. Heeter for election as directors for three-year terms expiring at the annual meeting of stockholders to be held in 2007. Mr. Dalton, however, will not serve the entire three-year term. The Company's Board has established a policy that directors of the Company will retire upon attaining 70 years of age. Mr. Dalton will reach that age before the 2005 annual meeting and will be resigning from the Board of Directors at that time. Upon his resignation, the remaining members of the Board of Directors currently intend to eliminate that seat on the Board. Ms. Skinner and Messrs. Dobrow, Dalton and Heeter currently serve as directors of the Company and the Bank. Mr. Heeter was appointed as a director of the Company in November 2003, when he also was appointed President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank.

             In addition, the Company has nominated Patrick C. Botts for election as a director for the remaining two years of a term expiring at the annual meeting of stockholders to be held in 2006. In November 2003, Mr. Botts was named the Executive Vice President of the Company and President and Chief Operating Officer of the Bank. At the same time, he was appointed as a director of the Company in the class of directors with terms expiring in 2006. Pursuant to the charter of the Company, that appointment is effective until the annual meeting, and the stockholders must elect Mr. Botts for the balance of the term then remaining.

          The nominees have each consented to being named in this proxy statement and agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee, unless you have withheld authority to vote for the nominee replaced.

          The affirmative vote of a plurality of the votes cast at the annual meeting is required to elect the five nominees as directors. Your Board of Directors recommends that you vote "FOR" the election of each of the nominees.

          The following tables set forth, with respect to each nominee and each continuing director, his or her name and age, the year in which he or she first became a director of the Bank, and his or her principal occupation and business experience during the past five years. Directors Crull, Davis, Dobrow, Hughes, Roberts, Rosema and Skinner have served as directors of the Company since its formation in 1999. Directors Banks, Dalton, Marler and McVicker have served as directors of the Company since 2000. Directors Botts and Heeter have served as directors of the Company since November 1, 2003.

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Nominees for Election as Directors for Three-Year
Terms Expiring at the 2007 Annual Meeting
Director, Year First Became Director of Bank	Age	Principal Occupation and Business Experience
Edward J. Dobrow, 1988	56	President and owner of D&M Leasing since September 2001, a property development company located in Muncie, Indiana; Mr. Dobrow was the president and owner of Dobrow Industries from 1981 to September 2001, a scrap metal processing company located in Muncie, Indiana.
Julie A. Skinner, 1986	63	Vice Chairman of the Boards of Directors of the Company and the Bank; civic leader; co-founder of Muncie Children's Museum; member of Community Foundation Board; active in many other civic organizations.
John M. Dalton, 2000	69	Former Chairman of Marion Capital Holdings, Inc., which merged with MutualFirst in December 2000. Prior to becoming chairman, Mr. Dalton served as President and Chief Executive Officer of Marion Capital and First Federal Savings Bank of Marion from March 1996 to March 1999.
David W. Heeter, 2003	42	President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank since 2003. In 2002, he became the Executive Vice President of the Company and the Bank. From 2001 to 2002, he served as Executive Vice President and Chief Operating Officer of the Bank. Prior to 2001, he served as Vice President of Human Resources, Marketing and Administration of the Bank. He started with the Bank in 1986.
Nominee for Election as a Director for the Remaining Two Years of the Term Expiring at the 2006 Annual Meeting
Director, Year First Became Director of Bank	Age	Principal Occupation and Business Experience
Patrick C. Botts, 2003	40	Executive Vice President of the Company and President and Chief Operating Officer of the Bank since November 2003. Prior to that appointment, he served as the Executive Vice President and Chief Operating Officer of the Bank since April 2002. From 2001 to 2002, he served as Vice President of Human Resources, Marketing and Administration of the Bank. Prior to 2001, he served as Vice President of Retail Lending for the Bank and has been employed by the Bank since 1986.
Directors Continuing in Office
Director, Year First Became Director of Bank	Age	Principal Occupation and Business Experience
Terms Expiring at the 2005 Annual Meeting
Linn A. Crull, 1997	48	Certified Public Accountant; member of the accounting firm of Whitinger & Company, LLC, Muncie, Indiana, since 1979.
Wilbur R. Davis, 1991	49	Chairman of the Boards of Directors of the Company and the Bank; President and co-founder of Ontario Systems Corporation, a computer software company located in Muncie, Indiana, since 1980.

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Director, Year First Became Director of Bank	Age	Principal Occupation and Business Experience
Steven L. Banks, 2000	54	Senior Vice President of the Company and the Bank and Chief Operating Officer of the Bank for Grant County; former President and Chief Executive Officer of Marion Capital and First Federal Savings Bank of Marion prior to its merger with MutualFirst in December 2000; Mr. Banks served as President and Chief Executive Officer of Marion Capital from April 1999 and as a director of Marion Capital from April 1996 until the merger.
Jon R. Marler, 2000	53	President and owner of Carico Systems since 1999, a distributor of heavy duty wire containers and material handling carts in Fort Wayne, Indiana; Mr. Marler is also Senior Vice President of Ralph M. Williams and Associates a real estate developer located in Marion, Indiana, since 1987; Mr. Marler served as a director of Marion Capital Holdings, Inc., which merged with MutualFirst in December 2000.
Director, Year First Became Director of Bank	Age	Principal Occupation and Business Experience
Terms Expiring at the 2006 Annual Meeting
William V. Hughes, 1999	56	Partner in the law firm of Beasley & Gilkison, LLP, Muncie, Indiana, since 1977, which serves as general counsel to the Bank; advisory director to the Bank from January 1995 to April 1999.
R. Donn Roberts, 1985	65	Retired in 2003 as President and Chief Executive Officer of the Company, positions held since its formation in 1999, and as President and Chief Executive Officer of the Bank, positions held since 1985. Mr. Roberts was employed by the Bank in various other capacities since 1965.
James D. Rosema, 1998	57	President of Rosema Corporation since 1972, an interior finishing company located in Muncie and Fort Wayne, Indiana.
Jerry D. McVicker, 2000	58	Retired Administrator for Marion Community Schools, where he had served since 1996; Mr. McVicker served as a director of Marion Capital Holdings, Inc., which merged with MutualFirst in December 2000.

Board of Directors' Meetings and Committees and Corporate Governance Matters

            Board and Committee Meetings of the Company. Meetings of the Company's Board of Directors are generally held on a monthly basis. The Company's Board of Directors held 13 meetings and one special meeting during the fiscal year ended December 31, 2003, all directors of the Company attended more than 75 percent of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served.

          The Board of Directors of the Company has standing Audit/Compliance, Compensation, Finance and Nominating Committees. The Board of Directors has adopted written charters for the Audit/Compliance Committee, the Compensation Committee and the Nominating Committee. The Board of Directors also adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. You may obtain a copy of these documents free of charge by writing to the Corporate Secretary of the Company, 110 E. Charles Street, Muncie, Indiana 47305-2400 or by calling (765) 747-2800. In addition, the Code of Business Conduct and Ethics has been filed with the SEC as Exhibit 14 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003. The charters for the Audit/Compliance Committee and the Nominating Committee are attached to this proxy statement as Appendices A and B, respectively.

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          The Board has determined that Directors Crull, Davis, Dobrow, Marler, McVicker, Rosema and Skinner, constituting a majority of the Board members, are "independent directors," as that term is defined in the Nasdaq listing standards. Stockholders may communicate directly with the Board of Directors by sending written communications to the Chairman of the Board.

          The Audit/Compliance Committee is comprised of Directors Crull (Chairman), Davis, Dobrow, Marler, McVicker, Rosema and Skinner all of whom are "independent directors" under the Nasdaq listing standards. The Board of Directors has determined that Director Crull is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K of the Securities and Exchange Commission and that all of the Audit Committee members meet the independence and financial literacy requirements under the Nasdaq listing standards. In 2003, this Committee met four times. This Committee is responsible for hiring, terminating and/or reappointing the Company's independent auditor and for reviewing the annual audit report prepared by our independent auditors. The functions of the Audit/Compliance Committee also include:

•	approving non-audit and audit services to be performed by the independent auditors;
•	reviewing and approving all related party transactions for potential conflict of interest situations;
•	reviewing and assessing the adequacy of the Audit/Compliance Committee Charter on an annual basis;
•	reviewing significant financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures;
•	ensuring the existence of effective accounting and internal control systems, and
•	overseeing the entire audit function of the Company, both internal and independent.

          The Compensation Committee is currently comprised of five independent directors, including Directors McVicker (Chairman), Davis, Rosema, Crull and Marler. This committee administers the Company's 2000 Stock Option and Incentive Plan and the 2000 Recognition and Retention Plan and reviews overall compensation policies for the Company. Since the Company does not pay any salaries to its officers or employees, all compensation matters, except for stock-based compensation awards, are addressed by Mutual Federal Savings Bank's Board of Directors Compensation Committee. The Company's Compensation Committee met three times during the fiscal year ended December 31, 2003.

          The Finance Committee is comprised of the full Board of Directors, with Director Dobrow as Chairman. The Finance Committee meets on an as-needed basis and deals with large financial transactions such as mergers and acquisitions. This committee did not meet in the fiscal year ended December 31, 2003.

             The Nominating Committee is composed of Directors Davis (Chairperson), Crull, Marler, McVicker and Rosema. The committee is primarily responsible for selecting nominees for election to the Board. The Nominating Committee generally meets once per year to make nominations. The Nominating Committee will consider nominees recommended by stockholders in accordance with the procedures in the Company's bylaws, but the Nominating Committee has not actively solicited such nominations.

          The Nominating Committee has the following responsibilities:

(i)	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;
(ii)	recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company's certificate of incorporation and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company's communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

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(iii)	review nominations submitted by stockholders, which have been addressed to the Corporate Secretary, and which comply with the requirements of the Company's certificate of incorporation and bylaws. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations;

(iv)	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary, and
(v)	perform any other duties or responsibilities expressly delegated to the Committee by the Board.

          Nominations, other than those made by the Nominating Committee, must be made pursuant to timely notice in writing to the Corporate Secretary as set forth in Article I, Section 1.09 of the Company's bylaws. In general, to be timely, a shareholder's notice must be received by the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; however, if less than 100 days' notice of the date of the scheduled annual meeting is given by the Company, the shareholder has until the close of business on the tenth day following the day on which notice of the date of the scheduled annual meeting was made. The shareholder's notice must include the information set forth in Article I, Section 1.09 of the Company's bylaws, which includes the following:

(i)	as to each person whom a shareholder proposes to nominate for election as a director:
	•	all information relating to the proposed nominee that is required to be disclosed in the solicitation of proxies for election as directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934.
(ii)	as to the shareholder giving the notice:
	•	name and address of the shareholder as they appear on the Company's books;
	•	number of shares of the Company's common stock beneficially owned by the shareholder.

          The foregoing description is a summary of the Company's nominating process. Any shareholder wishing to propose a director candidate to the Company should review and must comply in full with the procedures set forth in the Company's certificate of incorporation and bylaws, and Maryland law.

          As stated above, during the fiscal year ended December 31, 2003, the Board of Directors was responsible for selecting director nominees and met twice with respect to the selection of director nominees.

            Board and Committee Meetings of the Bank. The Bank's Board of Directors generally meets monthly. The Bank's Board of Directors met thirteen times during the fiscal year ended December 31, 2003, including one special meeting. No director of the Bank attended fewer than 75 percent of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served during the fiscal year ended December 31, 2003.

          The Bank has standing Audit/Compliance, Compensation, Finance and Nominating Committees.

          The Audit/Compliance Committee is comprised of Directors Crull (Chairman), Davis, Dobrow, Marler, McVicker, Rosema and Skinner who are all "independent directors" under the Nasdaq listing standards. The Audit/Compliance Committee meets quarterly or more often, as needed. The Audit/Compliance Committee recommends the Bank's independent auditors and reviews the audit report prepared by the independent auditors. This Committee met four times in the fiscal year ended December 31, 2003.

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          The Bank's Compensation Committee is responsible for reviewing all issues pertaining to compensation and for recommending all changes to employee benefit plans. The Compensation Committee, which has the identical make-up as the Company's Compensation Committee, met three times during the fiscal year ended December 31, 2003. The Compensation Committee is responsible for:

(i)	determining compensation to be paid to its officers and employees, which are based on the recommendation of Mr. Heeter, except that compensation paid to executive officers is determined based on the recommendation of a majority of the independent directors. Mr. Heeter is not present during voting or deliberations concerning his compensation;
(ii)	overseeing the administration of the employee benefit plans covering employees generally, and
(iii)	reviewing the compensation policies.

          The Finance Committee is comprised of the full Board of Directors, with Director Dobrow as Chairman. The Finance Committee meets quarterly or more often as needed. The Finance Committee assesses asset quality and interest rate risk. This committee met four times in the fiscal year ended December 31, 2003.

Directors' Compensation

          Each director of the Company also is a director of the Bank. For the fiscal year ended December 31, 2003, for serving on the Bank's Board of Directors, each director received an annual fee of $24,000. Director Roberts, while he served as President through October 2003, and Directors Banks, Botts and Heeter were not compensated for their service as directors of the Bank, because they were compensated as officers of the Bank. In addition to the annual director fee, Mr. Davis receives $5,000 per year for serving as Chairman of the Board of Directors of the Bank. Directors are not compensated for their service on the Company's Board of Directors.

          The Bank maintains deferred compensation arrangements with some directors which allows them to defer all or a portion of their Board fees and receive income when they are no longer active directors. Deferred amounts earn interest at the rate of 10 percent per year.

Certain Business Relationships

          Director Hughes is a partner in the law firm of Beasley & Gilkison LLP. The firm receives a retainer fee to serve as general counsel to the Bank on real estate and litigation matters. Mr. Hughes' firm received $116,236 for professional services rendered to the Bank during the year ended December 31, 2003.

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Summary Compensation Table

          The following table sets forth information concerning the compensation paid by Mutual Federal Savings Bank to the President and Chief Executive Officer of the Company and Mutual Federal Savings Bank and the four other most highly compensated executive officers whose salary and bonus during the fiscal year ended December 31, 2003, exceeded $100,000. We will use the term "named executive officers" from time-to-time in this proxy statement to refer to the officers listed in the table below.

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation ($)(1)	Restricted Stock Award ($)	Options (#)	All Other Compen- sation

R. Donn Roberts, Director and Former President and Chief Executive Officer	2003 2002 2001	$265,726 297,000 278,000	$ 61,845 78,533 101,231	--- --- ---	$ --- --- 841,000(2)	--- --- 87,000	$170,644(8) 168,685 140,059

David W. Heeter, President and Chief Executive Officer	2003 2002 2001	$150,297 110,200 95,782	$ 32,591 26,711 29,738	---	$ 378,601(3) --- 116,000(4)	45,000 --- 20,000	$ 29,289(8) 22,325 21,208

Stephen L. Banks, Senior Vice President	2003 2002 2001	$218,200 218,200 218,200	$ 36,767 24,046 33,120	--- --- ---	$ --- --- 130,500(5)	--- --- 25,000	$204,138(8) 124,071 157,918

Timothy J. McArdle, Senior Vice President and Treasurer	2003 2002 2001	$142,000 135,000 125,000	$ 27,541 29,747 37,931	--- --- ---	$ --- --- 152,250(6)	--- --- 25,000	$ 52,000(8) 44,844 29,676

Steven R. Campbell, Senior Vice President, Corporate Products and Services Division	2003 2002 2001	$137,000 131,000 124,000	$ 26,571 25,840 43,245	--- --- ---	$ --- --- 152,250(7)	--- --- 25,000	$ 83,722(8) 72,174 52,360

Stephen C. Selby, Senior Vice President, Operations Division	2003 2002 2001	$127,500 122,000 115,000	$ 24,729 24,374 37,933	--- --- ---	$ --- --- 152,250(7)	--- --- 25,000	$ 51,661(8) 44,211 28,513

______________________________

(1)	The Bank provides certain senior officers with automobile expenses and club membership dues. This amount does not include personal benefits or perquisites which did not exceed the lesser of $50,000 or 10 percent of the named individual's salary and bonus.
(2)	Represents the aggregate dollar value on the date of grant of the 58,000 shares of MutualFirst Financial's common stock awarded to R. Donn Roberts under the 2000 Recognition and Retention Plan. The restricted stock award vests in three equal annual installments with the first installment of the award vesting on March 20, 2001, and the remaining shares vesting one-third annually on March 20, 2002 and 2003, subject to Mr. Roberts' continued employment with the Company. Mr. Roberts is entitled to receive all dividends paid on the restricted shares.
(3)	Represents the aggregate dollar value on the date of grant of the 14,584 shares of MutualFirst Financial's common stock awarded to Mr. Heeter under the 2000 Recognition and Retention Plan. The restricted stock award vests in five equal annual installments with the first installment of the award vesting on March 20, 2005, and the remaining shares vesting 20 percent annually on March 20 of each succeeding year through 2009, subject to Mr. Heeter's continued employment with the Company. Mr. Heeter is entitled to receive all dividends paid on the restricted shares. At December 31, 2003, the aggregate dollar value of the 14,584 shares subject to restriction was $366,204.
(4)	Represents the aggregate dollar value on the date of grant of the 8,000 shares of MutualFirst Financial's common stock awarded to Mr. Heeter under the 2000 Recognition and Retention Plan. The restricted stock award vests in five equal annual installments with the first installment of the award vesting on March 20, 2001, and the remaining shares vesting 20 percent annually on March 20 of each succeeding year through 2005, subject to Mr. Heeter's continued employment with the Company. Mr. Heeter is entitled to receive all dividends paid on the restricted shares. At December 31, 2003, the aggregate dollar value of the 3,200 shares subject to restriction was $80,352.

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(5)	Represents the aggregate dollar value on the date of grant of the 9,000 shares of MutualFirst Financial's common stock awarded to Stephen L. Banks under the 2000 Recognition and Retention Plan. The restricted stock award vests in three equal annual installments with the first installment of the award vesting on March 20, 2001, and the remaining shares vesting one-third annually on March 20, 2002 and 2003, subject to Mr. Banks' continued employment with the Company. Mr. Banks is entitled to receive all dividends paid on the restricted shares.
(6)	Represents the aggregate dollar value on the date of grant of the 10,500 shares of MutualFirst Financial's common stock awarded to Timothy J. McArdle under the 2000 Recognition and Retention Plan. The restricted stock award vests in three equal annual installments, with the first installment of the award vesting on March 20, 2001, and the remaining shares vesting one-third annually on each succeeding March 20, subject to Mr. McArdle's continued employment with the Company. Mr. McArdle is entitled to receive all dividends paid on the restricted shares.
(7)	Represents the aggregate dollar value on the date of grant of the 10,500 shares of MutualFirst Financial's common stock awarded to each of Messrs. Campbell and Selby under the 2000 Recognition and Retention Plan. The restricted stock award vests in five equal annual installments with the first installment of the award vesting on March 20, 2001, and the remaining shares vesting 20 percent annually on March 20 of each succeeding year through 2005, subject to Mr. Campbell's and Mr. Selby's continued employment with the Company. Mr. Campbell and Mr. Selby are both entitled to receive all dividends paid on the restricted shares. At December 31, 2003, the aggregate dollar value for each officer of the 4,200 shares subject to restriction was $105,462 each.
(8)	Represents (i) amounts accrued under the Bank's Supplemental Executive Retirement Plan, (ii) matching contributions by the Bank under the Executive Deferral Program (except for Mr. Banks) and earnings on amounts held in the plan, (iii) contributions by the Bank under its 401(k) plan, (iv) term life insurance premiums paid by the Bank on behalf of the officers and (v) contributions under the ESOP, as follows: $122,976, $21,577, $6,450, $1,972 and $17,669 for Mr. Roberts; $2,822, $7,130, $5,654, $1,302 and $12,381 for Mr. Heeter; $178,400, $0, $6,450, $1,622 and $17,666 for Mr. Banks; $15,536, $14,601, $5,472, $1,060 and $15,331 for Mr. McArdle; $40,161, $21,814, $5,238, $1,019 and $15,490 for Mr. Campbell; and $13,694, $17,613, $5,188, $949 and $14,217 for Mr. Selby. The Company's contributions under the ESOP are as of December 31, 2002. All other amounts are for the year ended December 31, 2003. Each of the named executive officers is also entitled to an allocation under the ESOP for the fiscal year ended December 31, 2003; however, the exact amount of these allocations was not known when this proxy was prepared.

Option Grants During the Fiscal Year Ended December 31, 2003

          The following table sets forth options to acquire shares of Common Stock, which were granted during the fiscal year ended December 31, 2003, to the executive officers named in the Summary Compensation Table.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to All Employees in Fiscal Year	Exercise or Base Price ($ per share)	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
					5% ($)	10% ($)

David W. Heeter	19,485	26%	$25.66	12/17/2013	$24,999	$49,999
	25,515	34%	$25.66	12/17/2018	$32,736	$65,471

(1) Options for Mr. Heeter vest 20 percent per year for five years on January 12th of each year beginning in 2005.

Option Exercise Table

          The following table sets forth the number and value of unexercised stock options held by the named executive officers. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on December 31, 2003, the last trading day in the fiscal year ended December 31, 2003. On that date, the price was $25.11 per share, based on the closing price of the Company's common stock as reported on the Nasdaq Stock Market. These values, unlike the amounts set

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forth in the column "Value Realized," have not been, and may never be, realized. Actual gains, if any, on exercise will depend on the value of MutualFirst Financial common stock on the date of exercise. Executive officers exercised an aggregate of 26,010 stock options, as reflected in the table during the fiscal year ended December 31, 2003. The Company does not have any outstanding stock appreciation rights.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values
			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
R. Donn Roberts, Former President and Chief Executive Officer	8,700	$95,222	78,300	0	$830,763	$ ---
David W. Heeter, President and Chief Executive Officer	---	$---	20,000	45,000	$212,200	$ ---
Stephen L. Banks, Senior Vice President and Chief Operating Officer, Grant County	---	$---	25,000	0	$265,250	$ ---
Timothy J. McArdle, Senior Vice President and Treasurer	12,310	$135,410	12,690	0	$134,641	$ ---
Steven R. Campbell, Senior Vice President, Corporate Products and Services	5,000	$56,000	20,000	0	$212,200	$ ---
Stephen C. Selby, Senior Vice President, Operations Division	---	$---	25,000	0	$265,250	$ ---

Supplemental Executive Retirement Program

          The Bank maintains a non-qualified supplemental executive retirement program for the benefit of certain senior executives, including those named in the summary compensation table above. The payments under this program are informally funded by life insurance contracts which have been purchased by the Bank. The Bank provides for monthly accruals of specified amounts necessary to meet future benefit obligations for each executive. Accruals for 2003 are shown in footnote (6) to the summary compensation table. Benefits are payable in monthly installments for a period of time upon the executive's retirement, death, voluntary resignation, or termination by the Bank without cause. If the employment of a participant is terminated as a result of a change in control of the Bank, the Bank must pay to the participant in a lump sum in cash the present value of the amount of all remaining contributions that would have been made if the participant continued with the Bank until retirement age. If the officers named in the compensation table had been terminated as a result of a change in control of the Bank as of December 31, 2003, and assuming no reduction in the following payments pursuant to Section 280G of the Internal Revenue Code, the Bank would have been required to pay under this supplemental executive retirement program $80,250, $1,034,564, $238,417, $237,196 and $119,739 to Messrs. Heeter, Banks, McArdle, Campbell and Selby, respectively. See "-- Employment Agreements." A portion of Mr. Bank's payment is related to a supplemental executive retirement plan put into effect for Mr. Banks when he was a director of Marion Capital. This plan was assumed by MutualFirst in connection with its acquisition of Marion Capital.

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Executive Deferral Program

          The Bank also maintains an executive deferral program for the benefit of certain senior executives, including those named in the summary compensation table, other than Mr. Banks. The program allows an additional opportunity for key executives to defer a portion of their income into a non-qualified deferral program to supplement their retirement earnings. For each participant, other than Mr. Roberts, the Bank matches $.50 for every dollar deferred, up to a specified amount, providing for a benefit up to 10 percent of the participant's anticipated salary at retirement age. Earnings on all funds in this program, including funds held for Mr. Roberts, are paid at a rate of 10 percent. The Bank's 2003 matching contributions for Messrs. Heeter, Campbell, McArdle and Selby and earnings for the fiscal year ended December 31, 2003, on funds in the program held for Messrs. Roberts, Heeter, McArdle, Campbell and Selby are shown in footnote (8) to the summary compensation table.

Employment Agreements

          The Bank has entered into three-year employment agreements with Messrs. Heeter, Banks and McArdle. Mr. Heeter's employment agreement was effective January 1, 2004, and the other contracts were effective throughout the fiscal year ended December 31, 2003. The employment agreements provide for minimum base salaries of $192,500, $218,200 and $150,000, respectively, and for equitable participation in discretionary bonuses awarded to executive employees and in the Bank's other employee benefit plans. Each agreement provides that the executive's employment may be terminated by the Bank or by the executive at any time, and also provides for termination upon the occurrence of certain events specified by federal regulations. If, other than in connection with or within 12 months after a change in control of the Company or the Bank, the executive's employment is terminated by the Bank without cause or by the executive following a material reduction of his duties and responsibilities, the Bank will be required to pay to the executive his then current salary and continue to provide to the executive his employee benefits for the remaining term of the agreement.

          Each employment agreement provides for a lump sum severance payment and continuation of health benefits for the remaining term of the agreement if, in connection with or within 12 months after a change in control of the Company or the Bank, the executive's employment is terminated by the Bank without cause or by the executive following a material reduction of his duties and responsibilities. The maximum value of the change in control severance payment under each employment agreement is 2.99 times the executive's average annual W-2 compensation during the five calendar year period prior to the effective date of the change in control (base amount). Assuming that all three agreements were effective and a change in control had occurred as of December 31, 2003, Messrs. Heeter, Banks and McArdle would be entitled to severance payments of approximately $393,000, $1.6 million and $551,000, respectively. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are conditioned upon a change in control. Individuals receiving parachute payments in excess of three times their base amount are subject to a 20 percent excise tax on the amount of the excess payments. If excess parachute payments are made, the Company and the Bank would not be entitled to deduct the amount of the excess payments. Each employment agreement provides that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

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Compensation Committee Report on Executive Compensation

            The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that MutualFirst Financial specifically incorporates it by reference in such filing.

          The Board of Directors of MutualFirst Financial has furnished the following report on executive compensation:

          Mutual Federal Savings Bank's executive compensation programs are administered by the Board of Director's Compensation Committee ("Committee"), which is comprised of five independent non-employee directors. The Committee's responsibilities are described in a written charter adopted by the Board of Directors. The Committee determines and maintains the Bank's executive compensation policies and objectives and reviews and approves all issues pertaining to executive compensation. In addition, the Committee administers the Company's Stock Option and Incentive Plan and the Recognition and Retention Plan. The objective of the Bank's three compensation programs (base salary, short-term incentive bonuses and long-term incentives) is to provide compensation which enables Mutual Federal Savings Bank to attract, motivate and retain talented and dedicated executives, orient its executives toward the achievement of business goals, and link the compensation of its executives to the Company's success.

Base Salary

          A base salary is established for each executive to reflect the potential contribution of the executive to the achievement of the Bank's business objectives and to be competitive with base salaries paid by other institutions. In determining salaries for the fiscal year ended December 31, 2003, the Committee reviewed several independent surveys, including the America's Community Bankers' Salary Survey, the Bank Administration Institute Cash Compensation Survey and the Indiana Bankers' Association Executive Compensation Survey. This review enabled the Committee to compare the Bank's compensation with that of other financial institutions of similar size. The Committee also is cognizant of the salaries paid by other non-financial institution companies in the Bank's market area with which it believes the Bank competes for executives.

          Through its merit increase planning guide, the Bank increases salaries based upon competitive market needs, the Bank's past and expected financial performance and the individual employee's performance.

Annual Incentive Bonus

          All officers of the Bank, including the named executive officers, are eligible to participate in bonuses awarded at the discretion of the Bank's Board of Directors. Bonuses for the fiscal year ended December 31, 2003 awarded to the named executive officers are set forth in the summary compensation table. Bonus amounts are based on a calculation of increased earnings over an expected minimum level of performance. Performance is measured by key performance indicators which represent the achievement of growth, profit, quality and productivity objectives.

Long Term Incentives

          In December 2000, stockholders of MutualFirst approved the 2000 Stock Option and Incentive Plan and the 2000 Recognition and Retention Plan. These plans became effective on December 29, 2000. The Committee administers these two long-term incentive stock plans, determines employee eligibility and grants share awards. Generally, both options and restricted stock awards vest in equal annual installments over a period of three to five years.

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          The purpose of the 2000 Stock Option and Incentive Plan is to promote the long-term success of the Company and increase stockholder value by:

•	attracting and retaining key employees and directors; and
•	encouraging directors and key employees to focus on long-range objectives.

          The 2000 Recognition and Retention Plan is a stock-based compensation plan designed to:

•	provide directors, advisory directors, officers and employees with a proprietary interest in the Company in a manner designed to encourage such individuals to remain with the Company; and
•	reward directors, advisory directors, officers and employees for service.

          The awarding of options under the 2000 Stock Option and Incentive Plan and restricted stock under the 2000 Recognition and Retention Plan is totally discretionary and all awards are based on an assessment of the participant's position, years of service, and contribution to the success and growth of the Company. The Board of Directors believes that both plans link the interests of directors, officers and employees directly to the interests of the stockholders, since the ultimate value of the compensation received under the respective plans is dependent on the stock price. During the fiscal year ended December 31, 2003, the Committee awarded 45,000 stock options and 14,584 shares of restricted stock to Mr. Heeter and 30,000 stock options and 10,000 shares of restricted stock to Mr. Botts. No other awards were made under either plan in the fiscal year ended December 31, 2003.

Chief Executive Officer

          R. Donn Roberts served as the Chief Executive Officer of the Bank from 1985 through October 31, 2003. His base salary and bonus were established annually based on the information discussed above. Specific corporate performance goals were not used by the Committee in determining Mr. Roberts' base salary. Mr. Roberts' base salary for the fiscal year ended December 31, 2003, was increased by $21,000 from his salary for the fiscal year ended December 31, 2002, and he received an annual bonus for the fiscal year ended December 31, 2003 of $61,845. Factors considered in raising Mr. Roberts' base salary included his continuing leadership of a public company in a highly competitive banking environment, the implementation of the Bank's strategic plan for growth and his contribution to an orderly management succession plan. Mr. Roberts also provided focus to the needs of the Bank's various stakeholders, i.e., stockholders, employees and customers. In determining his 2003 bonus, the Committee found that Mr. Roberts had met or exceeded each key performance indicator related to the achievement of growth, profit, quality and productivity objectives. Under the long-term incentive stock plans, Mr. Roberts was vested in 29,000 stock options and 19,334 restricted shares during the fiscal year ended December 31, 2003.

          David W. Heeter was elected to the position of Chief Executive Officer effective November 1, 2003. As a result, his base salary increased during 2003 from $133,000 to $175,000, consistent with his increased responsibilities and the range of compensation for chief executive officers with similar experience at comparable institutions. With the execution of his employment agreement on January 1, 2004, Mr. Heeter's base salary was increased to $192,500. Specific corporate performance goals have not been used by the Committee in determining Mr. Heeter's base salary. Mr. Heeter was paid a bonus of $32,591 for the fiscal year ended December 31, 2003. In determining the amount of this bonus, the Committee found that Mr. Heeter had exceeded each key performance indicator. Consistent with his new position and responsibilities, the Committee awarded 45,000 stock options and 14,584 shares of restricted stock to Mr. Heeter during the fiscal year ended December 31, 2003.

          The foregoing report is furnished by the Compensation Committee of the Board of Directors.

Jerry D. McVicker (Chairman)
Wilbur R. Davis
James D. Rosema
Linn A. Crull
Jon R. Marler

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Stockholder Return Performance Presentation

             The line graph below compares the cumulative total shareholder return for the Company's common stock to the cumulative total return of a broad index of the Nasdaq Stock Market and a savings and loan industry index for the period December 31, 1999 through December 31, 2003 (MutualFirst Financial, Inc. became a public company on December 29, 1999). The information presented below assumes $100 was invested on December 31, 1999 in the Company's common stock and in each of the indices and assumes the reinvestment of all dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

Cumulative Total Return
AMONG MUTUALFIRST FINANCIAL, INC.,
NASDAQ MARKET INDEX AND SAVINGS & LOAN INDEX

300
250
200
150
100
50
0
DOLLARS
12/31/99
12/31/00
12/31/01
12/31/02
12/31/03
MutualFirst Financial, Inc.
S& L Index
Nasdaq Market Index

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
MutualFirst Financial, Inc.	100.00	157.05	164.35	219.50	283.82
S& Index	100.00	161.25	172.33	203.08	282.47
Nasdaq Market Index	100.00	62.85	50.10	34.95	52.55

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Loans and Other Transactions with Officers and Directors

          The Bank has followed a policy of granting loans to officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those of comparable transactions with non-insiders prevailing at the time, in accordance with the Bank's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to all directors and executive officers and their associates totaled approximately $2,307,280 at December 31, 2003, which was approximately 2.37 percent of the Company's consolidated stockholders' equity at that date. All loans to directors and executive officers were performing in accordance with their terms at December 31, 2003.

Report of the Audit/Compliance Committee

          The following Report of the Audit/Compliance Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent MutualFirst Financial specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

            Membership and Role of the Audit/Compliance Committee. The Audit/Compliance Committee of MutualFirst Financial, Inc. is comprised of the undersigned directors, each of whom is independent as defined under the National Association of Securities Dealers' listing standards. The Audit/Compliance Committee's responsibilities are described in a written charter adopted by the Board of Directors.

          Management is responsible for the Company's internal controls, financial reporting process and compliance with applicable laws and regulations. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statement in accordance with generally accepted auditing standards and issuing a report thereon. As the members of the Audit/Compliance Committee, it is our responsibility to monitor and oversee these processes.

          As required by our charter, we received and reviewed the report of BKD, LLP regarding the results of their audit, as well as the written disclosures and the letter from BKD, LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). We also reviewed and discussed the audited financial statements with Company management. A representative of BKD, LLP also discussed with the Audit/ Compliance Committee the independence of BKD, LLP from the Company, as well as the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

          In fulfilling our oversight responsibility of reviewing the services performed by the Company's independent auditors, we carefully reviewed the policies and procedures for the engagement of the independent auditors. We also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. We met with the internal and independent auditors, both with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. We pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent auditors to render an audit or permissible non-audit service, we specifically approve the engagement of our independent auditors to render that service. Accordingly, the Company does not engage our independent auditors to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit/Compliance Committee in advance. As such, the engagement of BKD, LLP to render 100 percent of the services described in the categories above was approved by the Audit/Compliance Committee in advance of the rendering of those services. We also reviewed and discussed with the independent auditors the fees paid to the independent auditors; these fees are described under "Proposal 2 - Appointment of Auditors - Audit Fees" below.

          The Company's Chief Executive Officer and Chief Financial Officer also reviewed with the Audit/Compliance Committee the certifications that each officer will file with the SEC pursuant to the requirements

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of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Management also reviewed with the Audit/Compliance Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

          Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

          The foregoing report is furnished by the Audit/Compliance Committee:

Linn A. Crull, Chairman
Wilbur R. Davis
Edward J. Dobrow
Jerry D. McVicker
James D. Rosema
Julie A. Skinner
Jon Marler

PROPOSAL 2 -- AUDITORS

Appointment of Independent Auditors

          During the fiscal year ended December 31, 2003, BKD, LLP provided various audit, audit-related and non-audit services to the Company as follows: (a) the audit of the Company's fiscal 2003 annual financial statements and review of financial statements in the Company's Quarterly Reports on Form 10-Q and (b) tax and loan review services. The aggregate fees billed to the Company by BKD, LLP and its affiliates for the fiscal years ended December 31, 2002 and 2003 were as follows:

	Year Ended December 31,
	2002	2003
Audit Fees (1)	$67,553	$111,819
Audit Related Fees (2)	11,356	11,955
Tax Fees (3)	15,650	15,100
All Other Fees (4)	46,905	47,820

(1)	The difference in fees from 2002 to 2003 is primarily the result of the timing of invoices for services and changes in SEC reporting requirements of these fees.
(2)	Primarily for assistance with benefit plan issues.
(3)	Primarily for tax compliance, tax advice and tax return preparation services.
(4)	Primarily for loan quality reviews.

The Audit/Compliance Committee of the Board has considered whether the services provided as described in sections (a) and (b) above is compatible with maintaining BKD, LLP's independence.

          We are asking our stockholders to ratify the selection of BKD, LLP as our independent auditors for the fiscal year ending December 31, 2004. In making its determination to reappoint BKD, LLP, the Audit/Compliance Committee of the Board of Directors considered whether the providing of all non-auditing services (and the aggregate fees billed for such services) by BKD, LLP, the principal independent auditors, is compatible with maintaining the principal auditors' independence. A representative of BKD, LLP is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

          In the event our stockholders fail to ratify the selection of BKD, LLP, the Audit/Compliance Committee will consider it as a direction to select other auditors for the subsequent fiscal year. Even if the selection of BKD, LLP is ratified, the Audit/Compliance Committee of our Board of Directors, in its discretion, may direct the

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appointment of a different independent accounting firm at any time during the year if our Board determines that such a change would be in the best interest of our company and our stockholders.

          The Board of Directors recommends that you vote "FOR" the ratification of the appointment of BKD, LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.

OTHER MATTERS

          The Board of Directors knows of no other business that will be presented at the annual meeting. If any other matter properly comes before the stockholders for a vote at the annual meeting, the Board of Directors, as holder of your proxy, will vote your shares in accordance with its best judgment.

ADDITIONAL INFORMATION

Proxy Solicitation Costs

          The Company will pay the costs of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's common stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

Stockholder Proposals for 2005 Annual Meeting

          If you intend to present a stockholder proposal at next year's annual meeting, your proposal must be received by the Company at its executive offices, located at 110 E. Charles Street, Muncie, Indiana 47305-2400, no later than November 26, 2004, to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting. Your proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and the Company's certificate of incorporation and bylaws and Maryland law.

          To be considered for presentation at the 2005 annual meeting, but not for inclusion in the Company's proxy statement and form of proxy for that meeting, stockholder proposals must be received by the Company no later than January 31, 2005, and no earlier than January 1, 2005. If, however, the date of the next annual meeting is before March 31, 2005, or after June 29, 2005, proposals must instead be received by the Company no earlier than the 120th day prior to the date of the next annual meeting and no later than the 90th day before the meeting or the 10th day after the day on which notice of the date of the meeting is mailed or public announcement of the date of the meeting is first made.

APPENDIX A

APPENDIX A

Charter of the Audit Committee of the Board
of Directors of MutualFirst Financial, Inc.

I.   Statement of Policy

          The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of MutualFirst Financial Inc. (the "Corporation") to represent and provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of the Corporation's financial statements and the financial reporting processes; the systems of internal accounting and financial controls; the Corporation's compliance with legal and regulatory requirements; the annual independent audit of the Corporation's financial statements; the independent auditors' qualifications and independence; the performance of the Corporation's internal audit function and independent auditors and any other areas specified by the Board of potential financial risks to the Corporation. The Committee shall annually prepare a report to shareholders as required by the Securities and Exchange Commission (the "SEC") for inclusion in the Corporation's annual proxy statement. In discharging its duties and responsibilities, the Committee is empowered to investigate any matter brought to its attention, with full access to all necessary books, records, facilities and personnel of the Corporation, and has the authority to retain at the Corporation's expense special legal, accounting or other advisors, consultants or experts as it deems appropriate.

          In fulfilling its responsibilities, it is recognized that members of the Committee are not employees of the Corporation. The Corporation's management is responsible for preparing the Corporation's financial statements. The independent auditors are responsible for auditing the Corporation's annual financial statements and reviewing the Corporation's quarterly financial statements prior to the filing of the Corporation's annual and quarterly reports on Forms 10-K and 10-Q with the SEC. It is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP") and applicable rules and regulations. These are the responsibilities of management and the independent auditors. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation from whom and from which he or she receives information and the accuracy of the financial and other information provided to the Committee by such persons or organizations, absent actual knowledge to the contrary (which shall be promptly reported to the Board).

II.  Committee Composition and Meetings

          The Committee composition shall be in accordance with the NASDAQ Stock Market (the "NASDAQ") listing standards. The Committee shall be comprised of three or more directors (including a chairperson) as appointed annually by the Board, considering the recommendation of the Nominating Committee, each of whom shall meet the independence requirements of the NASDAQ and SEC for audit committee members, and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment. Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment. At least one member of the Committee may be designated annually by the Board as an "audit committee financial expert," as the SEC defines that term and as the Board interprets such qualification in its business judgment consistent with such definition. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies, subject to the qualification requirements of this Charter.

          The Committee shall meet at least quarterly. The Committee chairperson shall prepare and/or approve an agenda in advance of each meeting. If the chairperson is not available for a meeting, the other

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members of the Committee may appoint a temporary chairperson for such meeting. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. The Committee shall meet separately, periodically, with management, the chief internal auditor and/or other members of the Corporation's Internal Audit Department and the independent auditors, to discuss any matters that the Committee or any of these persons believes should be discussed. The Committee may also meet separately with regulatory examiners.

III.   Committee Duties, Responsibilities and Processes

          The following shall be the principal duties, responsibilities and recurring processes of the Committee in carrying out its oversight role. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions at the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Corporation, or (c) the laws of its jurisdiction of incorporation.

          As part of its oversight responsibility, the Committee shall:

Review Procedures

(1)	Review and discuss the form of presentation and type of information to be contained in earnings press releases. The Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance.

(2)	Prior to the filing of quarterly and annual reports on Forms 10-Q and 10-K, review and discuss with management and the independent auditors: (i) the Corporation's quarterly and annual consolidated financial statements; (ii) matters that affect the Corporation's consolidated financial statements, including disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations;" (iii) the results of the independent auditors' reviews of the quarterly financial statements, the audit of the annual financial statements and the independent auditors' report, and any other matters required to be communicated to the Committee by the independent auditors, as well as discussions regarding qualitative judgments of the independent auditors about the appropriateness, not just the acceptability, of the Corporation's accounting principles, and the clarity of the financial statements; (iv) all critical accounting policies and practices to be used; (v) any matters required to be communicated to the Committee by the independent auditors in accordance with SAS Nos. 61 and 71 or any other SAS; and (vi) other material written communications between the independent auditors and management. Prior to the filing of the Corporation's Annual Report on Form 10-K, recommend to the Board whether the audited financial statements should be included in the Form 10-K.

(3)	Regularly review with the independent auditors any problems or difficulties encountered in the course of the audit work and management's response, including any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

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(4)	Review: (i) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and any major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of any material control deficiencies; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements. In consultation with management, the independent auditors and the internal auditors, monitor the integrity and effectiveness of the Corporation's financial reporting processes and systems of internal controls, including reviewing and discussing major financial risk exposures and the steps management has taken to monitor, control and report such exposures; and review significant findings relating to the foregoing prepared by the independent auditors or the internal auditors, together with management's responses and follow-up to these reports.

(5)	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Such procedures have been established by the Committee and are set forth in the Corporation's Code of Business Conduct and Ethics.

Independent Auditors and Other External Services

(6)	The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors, including resolution of disagreements between management and the independent auditors regarding financial reporting. The independent auditors shall report directly to the Committee.

(7)	Pre-approve the engagement letters and the fees to be paid to the independent auditors for all audit and permissible non-audit services to be provided by the independent auditors and consider the possible effect that any non-audit services could have on the independence of the auditors. The Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with this Charter, for the engagement of the independent auditors to render permissible non-audit services to the Corporation, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that any pre-approvals delegated to one or more members of the Committee are reported to the Committee at its next scheduled meeting.

(8)	Evaluate the qualifications, independence and performance of the independent auditors annually. This evaluation shall include a review and discussion of the annual communication as to independence delivered by the independent auditors required by Independence Standards Board Standard No. 1. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law and the rotation of any other audit partner whose rotation is required by the regulations of the SEC.

(9)	Review the audit plan of the independent auditors -- discuss scope, staffing, timing, estimated and actual fees, reliance upon management and internal audit and general audit approach.

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(10)	Set clear hiring policies for employees or former employees of the independent auditors.

Internal Audit Department

(11)	Review the budget, program, changes in program, activities, strategies, organizational structure and qualifications of the Internal Audit Department, as needed, it being understood that the Internal Audit Department functionally reports directly to the Committee. Evaluate whether the Internal Audit Department operation and structure permits unrestricted access by internal auditors to records, personnel and physical properties relevant to the performance of its responsibilities and to top management, the Committee and the Board. Assess the appropriateness of the resources allocated to internal auditing. Evaluate the effectiveness of the internal audit function.

(12)	Review the appointment, performance and replacement, if appropriate, of the chief internal auditor. Decisions regarding hiring or termination of the chief internal auditor require endorsement by the Committee. The chairperson of the Committee will also be involved in performance evaluation and compensation decisions related to the chief internal auditor.

(13)	Review significant issues presented by the Internal Audit Department together with management's response and follow-up to these reports.

Other Committee Responsibilities

(14)	Review and reassess the adequacy of this Charter at least annually, and recommend any proposed changes to the Board for its approval. Ensure the publication of this Charter in accordance with SEC regulations.

(15)	Maintain minutes of meetings and report regularly to the Board on the Committee's activities. Review with the Board any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the independent auditors, or the performance of the internal audit function.

(16)	Conduct an appropriate review of and approve all related party transactions on an ongoing basis, as required by the NASDAQ listing standards. For these purposes, the term "related party transactions" shall refer to transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

(17)	Review with the Corporation's chief corporate counsel: (i) any significant legal matter that could have a material impact on the Corporation's financial statements; (ii) legal compliance matters, including corporate securities trading policies and material notices to or inquiries received from governmental agencies; and (iii) reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

(18)	Review disclosures made to the Committee by the Corporation's CEO and CFO during their certification process for the Forms 10-K and 10-Q with respect to the financial

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statements and about any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud, whether or not material, involving management or other employees who have a significant role in the Corporation's internal control over financial reporting.

(19)	Ensure required certifications are made to NASDAQ: (i) that a formal written charter has been adopted for the Committee and that the Committee has reviewed and reassessed the adequacy of the charter on an annual basis; and (ii) as to the independence of the members of the Committee.

(20)	Perform any other activities consistent with this Charter, the Corporation's bylaws or governing law as the Committee or the Board deems necessary or appropriate.

IV.    Funding

          The Corporation shall provide the Committee with appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of: (i) compensation to the independent auditors and to any advisors employed by the Committee; and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

APPENDIX B

APPENDIX B

Charter of the Nominating Committee
of the Board of Directors of
MutualFirst Financial, Inc.

I.       Statement of Policy

          The Nominating Committee (the "Committee") shall be appointed by the Board of Directors (the "Board") of MutualFirst Financial, Inc. (the "Corporation") for the purpose of (i) identifying individuals qualified to serve as Board members, consistent with criteria approved by the Board; and (ii) recommending to the Board the director nominees for election or appointment to the Board of Directors.

II.      Committee Composition and Meetings

          The Committee shall be comprised of three or more directors (including a chairperson) as appointed annually by the Board, each of whom shall be an independent director as defined by the Nasdaq Stock Market (the "Nasdaq") listing standards and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies, subject to the qualification requirements of this Charter. The Committee shall meet at least two times annually or more frequently as circumstances require.

III.    Committee Duties, Responsibilities and Process

          The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions at the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Corporation, or (c) the laws of its jurisdiction of incorporation.

          The Committee may request that any directors, officers or employees of the Corporation, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

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          The Committee shall have the following responsibilities:

1.	Recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board.

2.	Recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Corporation's Articles or Certificate of Incorporation and Bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Corporation's communities and shared values, as well as overall experience in the context of the needs of the Board as a whole.

3.	Review nominations submitted by stockholders, which have been addressed to the corporate secretary, and which comply with the requirements of the Articles or Certificate of Incorporation and the Bylaws. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations.

4.	Annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary.

5.	Perform any other duties or responsibilities expressly delegated to the Committee by the Board.

IV.    Investigations and Studies; Outside Advisers

          The Committee may conduct or authorize studies of or investigations into matters within the Committee's scope of responsibilities, and may retain, at the Corporation's expense, such counsel or other advisers as it deems necessary (which may, if the Committee deems it appropriate, be the Corporation's regular counsel or advisers). The Committee shall have the authority to retain or terminate one or more search firms to assist the Committee in carrying out its responsibilities, including authority to approve the firm's fees and retention terms, which fees shall be borne by the Corporation.

B-2
Proxy Card

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

REVOCABLE PROXY
MUTUALFIRST FINANCIAL, INC.
ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

April 28, 2004

           The undersigned hereby appoints the members of the Board of Directors of MutualFirst Financial, Inc., and its survivor, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of MutualFirst Financial, Inc. common stock held of record by the undersigned at the close of business on March 4, 2004, at the annual meeting of shareholders, to be held on Wednesday, April 28, 2004, and at any and all adjournments or postponements thereof. The Board of Directors recommends a vote "FOR" each of the listed proposals.
           This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of the proposals set forth herein.

           Should a director nominee be unable to serve as a director, an event that MutualFirst Financial, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.
          THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

(Reverse)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY
Please mark your votes like this

FOR	WITHHOLD	FOR ALL EXCEPT			FOR	AGAINST	ABSTAIN
I.	The election of Edward J. Dobrow, Julie A. Skinner, John M. Dalton and David W. Heeter as directors of MutualFirst Financial, Inc. for a term of three years and the election of Patrick C. Botts as a director of MutualFirst Financial, Inc. for the remaining two years of his term.
			II.	The ratification of the appointment of BKD, LLP as independent auditors for the Corporation for the fiscal year ending December 31, 2004.
Instructions: To vote for all nominees mark the box "FOR" with an "X". To withhold your vote for all nominees mark the box "WITHHOLD" with an "X". To withhold your vote for an individual nominee mark the box "FOR ALL EXCEPT" with an "X" and write the name of the nominee on the following line for whom you wish to withhold your vote.
This proxy may be revoked at any time before it is voted by delivering to the Secretary of MutualFirst Financial, Inc., on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of MutualFirst Financial, Inc. common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from MutualFirst Financial, Inc., prior to the execution of this Proxy, of Notice of Annual Meeting scheduled to be held on April 28, 2004, a Proxy Statement dated on or about March 26, 2004 and MutualFirst Financial, Inc.'s Annual Report to Shareholders for the fiscal year ended December 31, 2003.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature:	Signature:	Dated:
Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full titile. If shares are held jointly, each holder should sign.

End.